UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: March 25, 2004

Date of earliest event reported: March 25, 2004

DPL Inc.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-9052 (Commission File Number)	31-1163136 (I.R.S. Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio (Address of principal executive offices)	45432 (Zip Code)

Registrant’s telephone number, including area code: (937) 224-6000 ——————————————————————————————————————— (Former name or former address, if changed since last report)

Item 5.       Other Events.

                   On March 25, 2004. DPL Inc. announced that it has completed a private placement of $175 million aggregate principal amount of senior notes. Together with other available corporate funds, the net proceeds from the financing will be used to repay DPL’s Senior Notes, 6.82% Series due 2004 at maturity.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 7(c).   Exhibits.

99.1	Press release of DPL Inc., dated March 25, 2004.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2004	DPL Inc. /s/ Caroline E. Muhlenkamp ———————————————— Name: Caroline E. Muhlenkamp Title: Group Vice President and Interim Chief Financial Officer

EXHIBIT INDEX

99.1	Press release of DPL Inc., dated March 25, 2004.